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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

         The following is a list of all subsidiary corporations of the registrant. All subsidiaries are wholly-owned by the Company, except that Buckley Mining Corporation and Plastics Universal Corporation are wholly-owned subsidiaries of Ada Mining Corporation. The Company's consolidated financial statements include the accounts of all subsidiaries.

                                                                         State of
                          Subsidiary                                  Incorporation
                 ------------------------------                       -------------
         Adams Resources Exploration Corporation                        Delaware
         Kirbyville Marketing Co., Inc.                                 Texas
         Service Transport Company                                      Texas
         Bayou City Pipelines, Inc.                                     Texas
         Ada Crude Oil Company                                          Texas
         Ada Mining Corporation                                         Texas
         Classic Coal Corporation                                       Delaware
         Plastics Universal Corporation                                 Kentucky
         CJC Leasing, Inc.                                              Kentucky
         Buckley Mining Corporation                                     Kentucky
         GulfMark Energy, Inc.                                          Texas
         Ada Resources, Inc.                                            Texas

         In addition, Adams Resources Exploration Corporation ("Ada Exco") owns certain general partner and special limited partner interest in six oil and gas exploration and income partnerships which were organized under the partnership laws of the State of Texas. Ada Exco's equity in the partnerships' earnings or losses is included in the Company's consolidated financial statements.





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